EXHIBIT 99.1

Certification Of Chief Executive Officer Of Ocean Energy, Inc.
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes–Oxley Act Of 2002

I, James T. Hackett, Chairman of the Board, President and Chief Executive Officer of Ocean Energy, Inc. (the “Company”), hereby certify that the Company’s annual report on Form 10–K for the period ended December 31, 2002 and filed with the Securities and Exchange Commission on March 7, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James T. Hackett
Name: James T. Hackett
Title: Chairman of the Board, President and
Chief Executive Officer
Date: March 7, 2003